UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2004

BAD TOYS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 00-50059

Nevada	94-3371514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2344 Woodridge Avenue Kingsport, Tennessee	37664
(Address of principal executive offices)	(Zip code)

(423) 247-9560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2004, the Registrant entered into a Capital Stock Purchase Agreement (the “Stock Purchase Agreement”) with Glenn Crawford, Joseph Cerone and Joseph Donavan (collectively, the “Shareholders”) to purchase one hundred percent (100%) of the issued and outstanding shares of the common stock of Southland Health Services, Inc., a Delaware corporation (“Southland”) (the “Shares”). In consideration for the Shares, the Stock Purchase Agreement provides that the Registrant will deliver to the Shareholders (i) One Million Three Hundred Eighty Thousand and No/Dollars ($1,380,000) in the form of a cashier’s check (or otherwise immediately available funds) within thirty days (30) days of closing; (ii) an Interest Bearing Installment Promissory Note in the principal amount of Three Million Eight Hundred Eight Thousand and No/Dollars ($3,808,000) within thirty days (30) days of closing; (iii) Two Million Seven Hundred Sixty Thousand (2,760,000) shares of the Registrant’s restricted common stock; and (iv) Two Million Three Hundred Thousand (2,300,000) stock warrants to purchase the Registrant’s restricted common stock at an exercise price of $.50 per share. The Registrant’s obligation to consummate the Stock Purchase Agreement is subject to Southland completing its acquisition of Southland Health Services, LLC, a Mississippi limited liability company, which in turn must complete its acquisition of Quality Care Ambulance Services, Inc., a Tennessee corporation. In addition to the foregoing transactions, Southland also must complete its acquisition of Emergystat, Inc., a Mississippi corporation, and Emergystat of Sulligent, Inc., an Alabama corporation. The Registrant’s obligation to consummate the Stock Purchase Agreement also is subject to the Registrant’s ability to obtain financing on terms and conditions satisfactory to it for all of the financing it needs in order to consummate the transaction, including payment of the purchase price.

The Stock Purchase Agreement also provides that the Registrant will cause its Board of Directors to expand from three (3) to five (5) seats. Due to the expansion, there will be two (2) vacancies on the Board of Directors. Mr. Glenn Crawford shall fill one vacancy, and Mr. Crawford’s approved nominee shall fill the other vacancy and each shall serve on the Board of Directors for the 2005 term. Mr. Glenn Crawford’s nominee must be approved by each member of the Board of Directors, provided approval may be withheld in each member’s sole discretion.

The parties are conducting due diligence and preparing Exhibits and Schedules to the Stock Purchase Agreement and anticipate closing on or before January 31, 2005.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by the full text of the Stock Purchase Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

*10.1 Stock Purchase Agreement by and between Bad Toys Holdings, Inc., Glenn Crawford, Joseph Cerone, Joseph Donavan and Southland Health Services, Inc. dated December 26, 2004.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bad Toys Holdings, Inc.
(Registrant)

Date: December 30, 2004	By:	/s/ Larry N. Lunan
Chief Executive Officer